Exhibit 5.1
Opinion of Weed & Co. LLP re: Legality
                                 WEED & CO. LLP
                        4695 MacArthur Court, Suite 1430
                         Newport Beach, California 92660
                            Telephone (949) 475-9086
                            Facsimile (949) 475-9087

                                 July ___, 2002


Board of Directors
National Beauty Corp.
4818 West Commercial Blvd.
Ft. Lauderdale, FL 33319

     RE: Opinion of Counsel

Greetings:

We have acted as counsel to National Beauty Corp. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 4,000,000 units, each unit consisting of one share of the Company's common stock and one warrant exercisable to purchase one share of common stock, and 1,325,000 shares of common stock to be sold by selling stockholders of the Company (collectively, the "Shares"). The Company and the selling stockholders will sell the shares upon the terms and subject to the conditions set forth in the Company's registration statement on Form SB-2 (the "Registration Statement").

In connection therewith, we have examined copies of the Company's Articles of Incorporation, Bylaws, the corporate proceedings with respect to the shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares, when sold in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

Very truly yours,

/s/ Weed & Co. LLP
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Weed & Co. LLP